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                                                              EXHIBIT 23(a)


            INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULE


         We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of Delta Natural Gas Company, Inc. on Form S-2 (File No. 333-100852) of our report dated August 19, 2002, appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

         Our audit of the 2002 financial statements referred to in our aforementioned report also included the 2002 financial statement schedule of Delta Natural Gas Company, Inc., listed in Item 8 of the Annual Report on Form 10-K of the Delta Natural Gas Company, Inc. for the year ended June 30, 2002 and incorporated by reference in this Pre-Effective Amendment No. 1 to the Registration Statement of Delta Natural Gas Company, Inc. on Form S-2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the 2002 basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP

Cincinnati, Ohio
December 10, 2002